Exhibit 99.1

New York, NY – February 06, 2012

First Quarter Fiscal Year 2012 Dividend Declared

Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that its Board of Directors declared a dividend for the quarter ended December 31, 2011 of $0.28 per share, payable on March 15, 2012 to stockholders of record as of February 24, 2012. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

First Quarter Fiscal 2012 Financial Results

Highlights for the quarter ended December 31, 2011

•	Declared a dividend of $0.28 per share
•	Net investment income of $0.28 per share
•	Net income of $0.25 per share
•	Net asset value (NAV) of $12.57 per share
•	New investment originations of $52.5 million

“We are pleased to announce an increase in the dividend to $0.28 per share for the quarter end December 31, 2011” said Mr. Brook Taube, CEO. “The dividend is equal to our net investment income for the quarter and our goal is to increase net investment income as well as future dividends as we continue to grow the portfolio” continued Mr. Taube.

Portfolio Investments

The total value of our investments, including cash and cash equivalents, was $250.1 million at December 31, 2011. During the quarter ended December 31, 2011, the Company originated $52.5 million of new nvestments and had $3.4 million of repayments resulting in net investment originations of $49.1 million. As of December 31, 2011, the Company had investments in securities of 24 portfolio companies with approximately 55.5% consisting of senior secured first lien investments, 43.3% consisting of senior secured second lien investments, 0.6% in equities / warrants and 0.6% consisting of cash and cash equivalents. As of December 31, 2011, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 14.4% and there were no non-accrual assets.

Results of Operations

The Company reported net investment income of $0.28 per share and net income of $0.25 per share for the three months ended December 31, 2011. As of December 31, 2011, the Company’s NAV was $12.57 per share.

Investment Income

For the three months ended December 31, 2011, gross investment income was $8.2 million and consisted of $7.1 million of portfolio interest income and $1.1 million of other fee income.

Expenses

For the three months ended December 31, 2011, total expenses net of management fee waiver were $3.4 million and consisted of the following: base management fees net of waiver of $1.0 million, professional fees of $0.3 million, administrator expenses of $0.3 million, directors fees of $0.1 million, interest and credit facility financing expenses of $0.3 million, incentive fees of $1.2 million and other general and administrative related expenses of $0.2 million.

Net Investment Income

The Company reported net investment income of $4.8 million, or $0.28 on a weighted average per share basis, for the quarter ended December 31, 2011.

Net Realized and Unrealized Gains/Losses

For the three months ended December 31, 2011, the Company reported net realized gains of $0.1 million and net unrealized depreciation of $0.5 million.

Liquidity and Capital Resources

As of December 31, 2011, the Company had cash and cash equivalents of $1.4 million, and $32.6 million of debt outstanding under its senior secured revolving credit facility.

On February 2, 2012, the Company’s board of directors declared a quarterly dividend of $0.28 per share payable on March 15, 2012 to holders of record as of February 24, 2012.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, February 7, 2012.

All interested parties may participate in the conference call by dialing (866) 730-5762 approximately 5-10 minutes prior to the call: international callers should dial (857) 350-1586. Participants should reference Medley Capital Corporation and the participant passcode of 82420185 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities

	December 31, 2011	September 30, 2011

ASSETS
Investments at fair value
Non-controlled/non-affiliated investments
(amortized cost of $198,645,499 and $153,268,701, respectively)	$198,238,921	$153,385,565
Affiliated investments (amortized cost of $46,053,454
and $46,087,374, respectively)	45,797,052	45,820,982
Total investments at fair value	244,035,973	199,206,547
Cash and cash equivalents	1,445,700	17,201,643
Interest receivable	2,410,758	1,679,738
Deferred credit facility financing costs, net	1,180,244	1,259,382
Due from Counterparty	4,665,511	—
Other Assets	73,461	782,006

Total assets	$253,811,647	$220,129,316

LIABILITIES
Credit facility payable	$32,600,000	$—
Management and incentive fees payable, net	2,210,803	1,483,751
Accounts payable and accrued expenses	629,256	626,261
Administrator expenses payable	296,246	346,293
Deferred revenue	60,997	18,648
Interest and credit facility fees payable	190,283	1,667
Due to affiliate	112,266	—

Total liabilities	$36,099,851	$2,476,620

NET ASSETS
Common stock, par value $.001 per share, 100,000,000
common shares authorized, 17,320,468 and 17,320,468 common
shares issued and outstanding, respectively	$17,320	$17,320
Capital in excess of par value	214,509,815	214,509,815
Accumulated undistributed net investment income	3,681,120	3,220,089
Accumulated net realized gain from investments	166,521	55,000
Net unrealized depreciation on investments	(662,980)	(149,528)
Total net assets	217,711,796	217,652,696

Total liabilities and net assets	$253,811,647	$220,129,316

NET ASSET VALUE PER SHARE	$12.57	$12.57

Medley Capital Corporation

Consolidated Statements of Operations

For the three
Months ended
December 31,
2011

INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$5,537,730
Affiliated investments	1,554,071
Total interest income	7,091,801
Interest from cash and cash equivalents	1,843
Other fee income	1,135,556
Total investment income	8,229,200

EXPENSES
Base management fees	1,045,267
Incentive fees	1,206,662
Administrator expenses	296,246
Professional fees	292,104
Interest and credit facility financing expenses	282,026
Directors fees	115,254
Insurance	104,414
General and administrative	101,703
Expenses before management fee waiver	3,443,676
Management fee waiver	(41,126)
Total expenses net of management fee waiver	3,402,550
Net investment income before excise taxes	4,826,650
Excise tax expense	(35,501)

NET INVESTMENT INCOME	4,791,149

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain from investments	111,521
Net unrealized depreciation on investments	(513,452)
Net loss on investments	(401,931)

NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS	$4,389,218

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS
PER COMMON SHARE	$0.25
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	17,320,468

ABOUT MEDLEY CAPITAL CORPORATION

The Company is a newly-organized, externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777